EXHIBIT 21

Certain Subsidiaries of Textron
at December 31, 2005
 (Unless indicated otherwise, all entities listed are wholly-owned.)

Name	Jurisdiction
TEXTRON INC.	Delaware
AB Benzlers	Sweden
Benzler Antriebstechnik Ges.mbH	Austria
Benzler Antriebstechnik GmbH	Germany
Benzler Ferri S.p.A.	Italy
Benzler S.P.R.L./B.V.B.A. (50%; 50% - Benzler-TBA B.V.)	Belgium
Benzler-TBA B.V.	Netherlands
Benzler Transmission A.S.	Denmark
OY Benzler AB	Finland
Avco Corporation	Delaware
ARS Two Inc.	Delaware
Avco Rhode Island (2002) Inc.	Delaware
Christine Realty Co., Inc.	Pennsylvania
Textron Pacific Limited	Australia
Textron Systems Corporation	Delaware
Textron Systems Children’s Center, Inc. (not-for-profit)	Massachusetts
Textron Systems Rhode Island (2001) Inc.	Delaware
Bell Aircraft Services Company	Delaware
Edwards & Associates, Inc.	Tennessee
Aeronautical Accessories, Inc.	Tennessee
Aeronautical Accessories Rhode Island (2001) Inc.	Delaware
Aeronautical Rotor Blades, Inc.	Tennessee
Edwards & Associates Rhode Island (2002) Inc.	Delaware
Bell Helicopter Textron Inc.	Delaware
BHT Energy Company	Delaware
Bell Aerospace Services Inc.	Delaware
Bell/Agusta Aerospace Company LLC (60%; 40% - Agusta UK Ltd.)	Delaware
Bell Helicopter Rhode Island Inc.	Delaware
Bell Helicopter Services Inc.	Delaware
Bell Helicopter Asia (Pte) Ltd.	Singapore
Bell Helicopter do Brasil Ltda. (99.99%; 0.01% - Bell Helicopter Textron Inc.)	Brazil
Bell Helicopter India Inc.	Delaware
Bell Helicopter Korea Inc.	Delaware
Bell Technical Services Inc.	Delaware
Cadillac Gage Textron Inc.	Michigan
Cessna Aircraft Company	Kansas
Australian Aircraft Service Pty Limited	Australia
Cessna Aircraft Rhode Island Inc.	Delaware
CitationShares Holding, L.L.C. (82.2%; 17.8% - TAG Aviation USA, Inc.)	Delaware
CitationShares Charter, L.L.C.	Delaware
CitationShares Management, L.L.C.	Delaware
CitationShares Sales, Inc.	Delaware
Cone Drive Operations Inc.	Delaware
David Brown (Delaware) Holdings Corp.	Delaware
David Brown Union Pumps Company (95%; 5% - Textron Inc.)	Michigan
David Brown Union Pumps (Canada), Ltd.	New Brunswick
Greenlee Textron Inc.	Delaware
Greenlee Plumbing Inc.	Delaware
HR Textron Inc.	Delaware
Kautex Inc.	Delaware
Kautex Japan Inc.	Delaware
McCord Corporation	Michigan
Kautex of Georgia Inc.	Massachusetts
Textron Holdco Inc.	Rhode Island
MAAG Pump Systems Textron Inc.	North Carolina
Opto Acquisition Inc.	Ontario
Opto-Electronics Inc.	Ontario
Tempo Research Corporation	Delaware
Textron Asia Inc.	Delaware

Name	Jurisdiction
TEXTRON INC. (continued from prior page)
Textron Atlantic Inc.	Delaware
Camcar Textron de Mexico, S.A. de. C.V. (82.7%; 17.3% - Textron Inc.)	Mexico
David Brown (Thailand) Ltd.	Thailand
Elektrotechnische Spezialerzeugnisse Handels Vermietungs und Verpachtungs GmbH	Germany
E-Z-GO Canada Limited	Canadian Federal
Jacobsen E-Z-GO Textron B.V.	Netherlands
Kautex Textron India Pvt. Ltd. (99%; 1% - Kautex Textron Verwaltungs-GmbH)	India
Klauke Handelsgesellschaft m.b.H.	Austria
MAAG Textron Holding A.G.	Switzerland
MAAG Pump Systems Textron PTE Ltd.	Singapore
MAAG Pump Systems Textron A.G.	Switzerland
Textron Acquisition Limited	England
Avdel plc/Avdel plc Inc.	England/Delaware
Avdel International B.V.	Netherlands
Industrial Machinery Company (liquidation in progress)	Switzerland
Tempo Europe Limited (71%; 29% - Avdel International B.V.)	England
Textron Fastening Systems Japan K.K.	Japan
Textron Fastening Systems Korea Ltd.	Korea
Textron Sistemas de Fijación S.A.	Spain
Textron Sistemi di Fissaggio S.r.l.	Italy
Textron Fastening Systems Limited	England
Textron Fastening Systems Pty Ltd.	Australia
David Brown Group plc	England
David Brown Benzlers A/S (90.9%; 9.1% - AB Benzlers)	Norway
David Brown Engineering Ltd.	England
David Brown Defence Equipment Ltd.	England
David Brown France Engrenages S.A.S.	France
David Brown Group Australian Partners (95%; 5% - David Brown Group plc)	Australia
David Brown Corporation of Australia Pty. Ltd. (99.9%; 0.1% - David Brown Engineering Ltd.)	Australia
David Brown Engineering & Hydraulics Pty. Ltd.	Australia
David Brown Gear Industries Australia Pty. Ltd.	Australia
David Brown Gear Industries Limited	Australia
David Brown Hydraulics Ltd.	England
David Brown Radicon Inc.	Canada
David Brown Radicon Ltd.	England
David Brown Sadi S.A.	Belgium
David Brown Special Products Ltd.	England
David Brown Transaxles Ltd.	England
David Brown Transmissions France S.A.	France
David Brown Union Pumps Ltd.	England
David Brown Vehicle Products Ltd.	England
David Brown Gear Industries (Pty) Ltd.	South Africa
David Brown Hydraulics Danmark A/s	Denmark
David Brown Hydraulics (Deutschland) GmbH	Germany
David Brown Hydraulics Finland Oy	Finland
David Brown Hydraulics Italia S.r.l.	Italy
David Brown Investments Ltd.	England
David Brown Pension Trustee Ltd.	England
David Brown Partnership Investments Ltd.	England
Hygate Transmissions Ltd.	England
Ransomes Investment Corporation	Delaware
Ransomes America Corporation	Delaware
Cushman Inc.	Delaware
Ransomes Inc.	Wisconsin
Ransomes Rhode Island Inc.	Delaware
Steiner Turf Equipment, Inc.	Wisconsin
Ransomes plc	England
Ransomes Jacobsen Limited	England
Ransomes Overseas Services Limited	England
Ransomes Jacobsen S.A.S.	France

Name	Jurisdiction
TEXTRON INC.
Textron Atlantic Inc.
Textron Acquisition Limited
Ransomes plc (continued from prior page)
Ransomes Park Limited	England
The Havens Management Limited	England
Ransomes Pensions Trustee Company Limited	England
Ransomes Property Developments Limited	England
Ransomes Sims & Jeffries Limited	England
Textron Golf & Turf plc (99.9%; 1 share -Textron Atlantic Inc.)	England
Textron Limited	England
Kautex Textron (UK) Limited	England
Textron Fastening Systems/Tri-Star Corp., Limited (80%; 20% - San Shing Resources Limited)	British Virgin Is.
Textron Fastening Systems (Malaysia) SDN. BHD.	Malaysia
Textron Global Technology Center Private Limited (99.9%; 1 share – Textron Inc.)	India
Textron Industrial S.r.l. (85%; 15% - Textron International Inc.)	Italy
Textron International Holding, S.L.	Spain
Bell Helicopter Supply Center N.V.	Netherlands
Bell Helicopter Textron Canada Limited/Limitée	Canada
Bell Helicopter Canada International Inc.	Canada
Kautex Textron Iberica S.L.	Spain
Kautex Textron Argentina S.R.L. (99.9%; 1 share – Textron International Holding, S.L.)	Argentina
Kautex Textron do Brasil Ltda. (99.9%; 1 share - Textron International Holding, S.L.)	Brazil
Kautex Textron Portugal - Produtos Plasticos, Ldas.	Portugal
MAAG-Textron Italia S.r.l. (90%; 10% - Textron France S.A.R.L.)	Italy
Textron Capital B.V.	Netherlands
Textron Fastening Systems Canada Limited/Limitée	Canada
Textron France Holding S.A.R.L. (99.9%; 1 share – Textron France S.A.R.L.)	France
Cessna Citation European Service Center S.A.S. (99.9%; 1 share – Textron France S.A.R.L.)	France
MAAG Pump Systems Textron S.A.R.L.	France
Textron France S.A.R.L.	France
David Brown Guinard Pumps S.A.S.	France
Jacobsen E-Z-GO Textron S.r.l. (99%; 1% - Textron International Holding, S.L.) (liquidation in process)	Italy
Textron Fastening Systems site de Paris S.A.S.	France
Textron Atlantic Holding GmbH	Germany
Textron Holding GmbH	Germany
Textron Deutschland Beteiligungs-GmbH	Germany
Avdel Verbindungselemente GmbH	Germany
Gustav Klauke GmbH (94.9%; 5.1% - Textron International Holding, S.L.)	Germany
Gustav Klauke France S.A.R.L.	France
Kautex Textron Verwaltungs-GmbH (94.8%; 5.2% - Textron International Holding, S.L.)	Germany
Kautex Textron CVS Limited	England
Kautex Textron GmbH & Co. K.G. (98.656778%; 0.671611% - Textron Holding GmbH; 0.671611% - Textron Deutschland Beteiligungs-GmbH)	Germany
Kautex Corporation	Nova Scotia
Kautex Textron Benelux B.V.B.A. (99.9%; 1 share - Kautex Textron Iberica S.L.)	Belgium
Kautex Textron Bohemia spol. s.r.o.	Czech Republic
Kautex Textron Italia S.r.l. (95%; 5% – Kautex Textron Iberica S.L.)	Italy
Kautex Lanbao (Changchun) Plastics Products Company, Limited (55%; 45% - Lanbao Technology Information Co., Ltd.)	PRC
Kautex Shanghai GmbH	Germany
Kautex (Guangzhou) Plastic Technology Co., Ltd.	PRC
Kautex (Shanghai) Plastic Products Co. Ltd.	PRC
Kautex (Shanghai) Plastic Technology Co., Ltd.	PRC
Kautex Textron de Mexico, S. de R.L. de C.V. (99.9%; 0.1% - Textron International Holding, S.L.)	Mexico

Name	Jurisdiction
TEXTRON INC.
Textron Atlantic Inc.
Textron International Holding, S.L.
Textron France Holding S.A.R.L.
Textron France S.A.R.L. (continued from prior page)
Kautex Textron Management Services Company de Puebla, S. de R.L. de C.V. (98%; 2% - Kautex Textron GmbH & Co. K.G.)	Mexico

Kautex Textron Japan GmbH	Germany
Kautex Textron KK	Japan
MAAG Pump Systems Textron GmbH	Germany
Textron China Holdings S.R.L. (99%; 1% Textron International Holding, S.L.)	Barbados
Textron Fastening Systems (Wuxi) Co., Ltd.	PRC
Textron Trading (Shanghai) Co., Ltd.	PRC
Textron Verbindungstechnik Beteiligungs-GmbH (94.9%; 5.1% - Textron International Holding, S.L.)	Germany
Textron Verbindungstechnik GmbH & Co. O.H.G. (99%; 1% - Textron Deutschland Beteiligungs-GmbH)	Germany
Textron Fastening Systems site de Créteil S.A.S.	France
Textron Fastening Systems Shared Services Center S.N.C. (99.9%; 1 share – Textron France Holding S.A.R.L.)	France
Textron Fastening Systems site d’Amiens S.A.S.	France
Textron Fastening Systems site de Bonneuil sur Marne S.A.R.L. (99.9%; 0.1% - Succession Cornudet)	France
Textron Fastening Systems site de la Bridoire S.A.R.L. (99%; 50 shares – Jean Riondet; 90 shares – Victor Rival de Rouvil)	France
Textron Fastening Systems site de Ferté Fresnel S.A.S.	France
Textron Fastening Systems site de Fourmies S.A.S.	France
Textron Fastening Systems site de Vernouillet S.C.I. (80%; 20% - Textron Fastening Systems site de Vieux Condé S.A.S.)	France
Textron Fastening Systems site de Vieux Condé S.A.S.	France
Textron Poland Sp. z o.o.	Poland
Textron China Inc.	Delaware
Textron Communications Inc.	Delaware
Textron FSC Inc.	Barbados
Textron Far East Pte. Ltd.	Singapore
Textron Fastening Systems Asia Pacific (Pte) Ltd.	Singapore
Textron Fastening Systems China Limited (90%; 10% - Textron Atlantic Inc.)	Hong Kong
Textron (Guangzhou) Fastening Systems Company Ltd.	PRC
Textron Fastening Systems do Brasil S.A. (99%; 1% Associação de Assistência Belgo Mineira)	Brazil
MNM - Metalurgica Norte de Minas Ltda.	Brazil
Textron Fastening Systems Inc.	Delaware
Avdel Cherry Textron Inc.	New York
Avdel Cherry Rhode Island Inc.	Delaware
Burkland Textron Inc.	Michigan
Burkland Rhode Island Inc.	Delaware
Elco Textron Inc.	Delaware
Elco Rhode Island (2002) Inc.	Delaware
Flexalloy Inc.	Ohio
Flexalloy de Mexico, S. de R.L. de C.V. (99.9995%; 0.0005% - Textron Atlantic Inc.)	Mexico
Ring Screw Textron Inc.	Michigan
Ring Screw Rhode Island (2002) Inc.	Delaware
Textron Fastening Systems Mississippi Inc.	Delaware
Textron Fastening Systems Mississippi (Sales) Inc.	Delaware
Wolverine Metal Specialties Inc.	Michigan

Name

Jurisdiction

TEXTRON INC. (continued from prior page)
Textron Financial Corporation	Delaware
Cessna Finance Corporation	Kansas
Textron Financial Investment Corporation	Rhode Island
Textron Fluid and Power Inc.	Delaware
Textron Global Services Inc.	Delaware
Textron International Inc.	Delaware
Textron IPMP Inc.	Delaware
Textron Innovations Inc.	Delaware
Textron Management Services Inc.	Delaware
Textron Marine Services Company	Delaware
Textron Providence Inc.	Rhode Island
Textron Realty Corporation	Delaware
Textron Rhode Island Inc.	Delaware
TRAK International, Inc.	Delaware
Turbine Engine Components Textron (Newington Operations) Inc.	Connecticut
Westminster Insurance Company	Vermont